International Strategy & Investment Inc.
                                 Code of Ethics

I.    General
      -------

Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") makes it unlawful for investment company personnel and other "Access Persons" to engage in "fraudulent, deceptive or manipulative" practices in connection with their personal transactions in securities when those securities are held or to be acquired by an investment company. The Rule also requires every investment company, the investment company's investment advisor and, in certain cases, the investment company's principal underwriter, to adopt a Code of Ethics containing provisions "reasonably necessary to prevent" such prohibited practices.

International Strategy & Investment Inc. ("ISI") is the investment advisor for Total Return U.S. Treasury Fund, Inc. ("Total Return"), Managed Municipal Fund, Inc. ("Managed Municipal"), North American Government Bond Fund, Inc. ("North American") and ISI Strategy Fund, Inc. ("Strategy"). Total Return, Managed Municipal, North American and Strategy are referred to collectively as the "Funds". ISI also manages other advisory accounts ("Advisory Accounts"). International Strategy & Investment Group Inc. ("ISI Group"), an affiliate of ISI, is the principal distributor for the ISI classes of Total Return, Managed Municipal, Strategy and North American.

This document constitutes the Code of Ethics required by Rule 17j-1 for ISI. It also addresses personal securities trading by non-Fund personnel.

II.   Definitions
      -----------

For purposes of this Code, the following terms have the meanings set forth below:

      A.    "ACCESS PERSON" means:

            1.    Every director or officer of ISI;

            2. Every "Advisory Person" of the Funds, the Advisory Accounts or of ISI. An "Advisory Person" is:

            (a) any employee of the Funds or ISI (or any company in a Control relationship to the Funds or ISI) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the Purchase or Sale of a Security by the Funds or Advisory Accounts, or whose functions relate to the making of any recommendations with respect to such Purchases or Sales; and


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            (b)   any  natural  person  in a  Control  relationship  to ISI  who obtains information concerning recommendations made to the Funds or Advisory Accounts with regard to the Purchase or Sale of a Security by the any of the Funds or Advisory Accounts.

      B. "BENEFICIAL OWNERSHIP" of a Security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934. This means that a person should generally consider himself or herself the beneficial owner of any securities of which he or she shares in the profits, even if he or she has no influence on voting or disposition of the securities.

      C. "CONTROL" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) defines "control" as the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder thereof control over the company. Such presumption may be countered by the facts and circumstances of a given situation.

      D.    "HELD OR TO BE ACQUIRED" means:

            1.    Is or has been held by the Fund or Advisory Account, or

            2. Is being or has been considered by such Fund, Advisory Account, its investment advisor or sub-advisor for purchase, within the most recent 15 days.

      E.    "INVESTMENT PERSONNEL" means:

            1. Any Access Person who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the Purchase or Sale of securities by any of the Funds or Advisory Accounts; and

            2. Any natural person who Controls ISI and who obtains information concerning recommendations made to any of the Funds or Advisory Accounts regarding the Purchase or Sale of securities by a Fund or Advisory Account.

      F. "PURCHASE OR SALE OF A SECURITY" means obtaining or disposing of "Beneficial Ownership" of that Security and includes, among other things, the writing of an option to purchase or sell a Security.


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

      G.    "RELATED   ACCOUNTS"  mean  accounts  for  the  employee's   spouse,
            dependent children, and any other person residing in the same household as the employee or to whom the employee provides support.

      H. "SECURITY" shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (including repurchase agreements) and shares issued by registered, open-end investment companies other than shares issued by the Funds.

III.  General Principles
      ------------------

      A.    Access Persons
            --------------

            All Access Persons are subject to the prohibitions of Rule 17j-1 against fraudulent practices and to the general fiduciary principles as set forth in C and D below. Certain provisions of this Code of Ethics, for example, the reporting requirements and certain other requirements and restrictions contained herein, apply only to narrower classes of persons, e.g., Investment Personnel.

            However, all Access Persons should appreciate the need to behave in an ethical manner with respect to the Funds and Advisory Accounts. In particular, all Access Persons should be wary of any potential conflicts between their duty of loyalty to any of the Funds and the Advisory Accounts and their own financial interests, particularly with respect to their own securities trading activities. Access
            Persons should take care to preserve the confidentiality of the Funds' and Advisory Accounts' business affairs.

      B.    Office Conduct
            --------------

            Company policy is to be professional and courteous. Office language is always to be respectful, both written communication, such as e-mail and instant message, as well as verbal communication. Newspaper articles have documented reports of inappropriate e-mail language and the fallout it can create. The same holds true for verbal communications. Salty language, particularly in an open area like ISI has, can result in offending both fellow employees as well as clients who are on the phone with a nearby employee. So please take note to always use professional and courteous language.

            ISI prohibits sexual harassment. No employee should endure insulting, degrading or exploitive treatment on the basis of gender. Any employee who believes he/she has been the victim of sexual harassment should contact any member of management with whom the employee feels comfortable. The situation will be promptly and thoroughly investigated in a discreet manner. If the Chairman


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

            determines that an employee has engaged in sexual harassment, the Chairman shall impose upon the individual such disciplinary action as he deems appropriate, which may include termination.

      C.    Statement of General Fiduciary Principles
            -----------------------------------------

            The following principles are the policy of ISI and must be followed by all Access Persons:

         1. It is the duty of all Access Persons at all times to place the interests of shareholders of the Funds/other investment advisory clients first;

         2. All personal securities transactions must be conducted consistent with this Code of Ethics and in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

         3. Access Persons must not take inappropriate advantage to the detriment of shareholders of the Funds or investment advisory clients of their positions, or the information they acquire, with or on behalf of any of the Funds, Advisory Accounts, ISI or ISI Group.

      D.    Fraudulent Practices
            --------------------

            Rule 17j-1 makes it unlawful for any Access Person, in connection with a Fund with which such Access Person has a relationship, to:

         1. Employ any device, scheme or artifice to defraud any of the Funds;

         2. Make to any of the Funds any untrue statement of a material fact or omit to state to any of the Funds a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         3. Engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Fund; or

         4. Engage in any manipulative practice with respect to the Fund.

            The same standards are applied hereunder to Access Persons with respect to ISI's other investment advisory clients.

      E.    Outside Directorships
            ---------------------

            Employees may not serve on the boards of directors of publicly traded companies unless (i) ISI's board of directors grants prior authorization, and (ii) a mechanism is put into place and maintained for the purpose of preventing the flow of


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

            information from the employee serving on the board to the employees making investment decisions on behalf of the ISI's clients.

IV.   Restrictions on Personal Transactions

A.    Approval of Transactions
      ------------------------

      Fixed Income Access Persons
      ---------------------------
      Those Access Persons who are members of ISI's Fixed Income Group ("Fixed Income Access Persons") who wish to trade any of the following Securities: a municipal security, a Canadian or Mexican government security or a futures contract on a municipal security for their personal account must notify and obtain prior approval from ISI Code of Ethics personnel prior to effecting the trade.

      Advisory Account Access Persons
      -------------------------------
      Each Access Person (other than a Fixed Income Access Person) who manages Advisory Accounts ("Advisory Account Access Persons") who wishes to trade any Securities for their personal account or Related Accounts may do so after at least one business day after trades in such Securities for any Advisory Account and must notify and obtain prior written approval from a portfolio manager/trader other than the individual initiating the transaction and ISI Code of Ethics personnel prior to effecting the trade.

      If any trade subject to a prohibition in this Code is approved, ISI Code of Ethics personnel will document the reason an exception to the Code was made.

      All trading approvals must be submitted to ISI Code of Ethics personnel on the date of the proposed trade. A trading approval is effective for one business day only, unless explicitly provided otherwise or extended in writing by ISI Code of Ethics personnel. If employees do not effect trades by the close of business on the same day approval is received, they must obtain approval again, if they wish to trade that Security on a later date.

      ISI Code of Ethics personnel are not permitted to approve their own personal trades.

B.    Exemptions
      ----------

      The requirements of paragraph IV.A. above shall not apply to the following transactions:

   1. Purchases or sales which are non-volitional;

   2. Purchases which are part of an automatic dividend reinvestment plan; or


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

   3. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

C.    Private Securities Transactions
      -------------------------------

      All transactions by Access Persons in private Securities (i.e., Securities not requiring registration with the Securities and Exchange Commission, and sold directly to the investor) require pre-approval by ISI Code of Ethics personnel.

D.    Blackout Periods
      ----------------

      No Access Person may execute a transaction in a municipal security, Canadian or Mexican government security or futures contract on a municipal security on a day during which any Fund has a pending "buy" or "sell" order in the same security until that order is executed or withdrawn. No Investment Personnel may buy or sell a municipal security, Canadian or Mexican government security or futures contract on a municipal security within seven calendar days before and three calendar days after the Fund managed by such Investment Personnel trades in that security.

E.    Prohibition Against Participation in IPOS
      -----------------------------------------

      No Investment Personnel may acquire securities as a part of an initial public offering by the issuer.

F.    Ban On Short-Term Trading Profits
      ---------------------------------

      No Access Person may profit from the purchase and sale, or sale and purchase, of a Security (as such term is defined in this Code) within seven calendar days. All Access Persons will be required to disgorge any such profit realized or losses avoided in connection with purchases and sales, or sales and purchases of Securities that occur within seven calendar days.

V.    Compliance Procedures

A.    Reporting Requirements
      ----------------------

         1. INITIAL HOLDINGS REPORTS. All employees joining ISI must complete and return to ISI Code of Ethics personnel an "Initial Holdings Report" (on a form to be provided) no later than ten days after the start of employment. This report will indicate the following:

            o     Information   about  all  securities   accounts  the  employee
                  controls or influences. Copies of the most recent account statements should be attached.


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

            o     Information about securities held directly by the employee.

            o Information about all private placements, limited partnership interests and other private investments that the employee controls or influences.

            o Information about all positions the employee holds as an employee, officer or director of any business organization outside of ISI.

         2. ANNUAL REPORT AND CERTIFICATION. Annually, each employee shall be required to certify on a form provided by the ISI Code of Ethics personnel that they have read and understand this Code and have complied with all applicable requirements. In addition, they will certify the accuracy of ISI Code of Ethics personnel's records regarding any accounts or investments the employee controls or influences and any outside business activities. In the event that an amendment occurs to the Code, employees will certify, on a form provided by the ISI Code of Ethics personnel, the receipt, acknowledgement and understanding of such amendment.

B.    RECORDS OF SECURITIES TRANSACTIONS
      ----------------------------------

      All employees, including officers and directors, must direct each brokerage firm or bank at which such person maintains a securities account to supply to the ISI Code of Ethics personnel, on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts, including those accounts in which there are positions in any ISI Fund. (See Exhibit
      A).

VI.   Enforcement

         1. If Code of Ethics personnel believe that a violation of this Code of Ethics may have occurred, he or she shall report the potential violation to the Chairman of ISI, who shall make a determination as to whether a violation has occurred.

         2. If the Chairman determines that a violation has occurred, the Chairman shall impose upon the individual such sanctions as he deems appropriate and shall report the violation and the sanction imposed to the Board of Directors of the Funds. Such sanctions may include, among other things, reversal of any transaction in violation of this Code of Ethics, including disgorgement of any profits realized or losses avoided, or dismissal.

         3. No person shall participate in a determination of whether he or she has committed a violation of the code or of the imposition of any sanction against himself or herself. If a securities transaction of the Chairman is under consideration, the President shall act in all respects in the manner prescribed herein for the Chairman.

VII.  Records

      ISI Code of Ethics personnel shall be responsible for:


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

   o Maintaining copies of the initial holdings reports and annual certifications for at least five years after the end of the calendar year in which the report is made, the first two years in an easily accessible place.

   o Maintaining copies of each broker trade confirmation for each transaction in approved outside accounts and a copy of each monthly or quarterly statement for those accounts, for at least five years after the calendar year in which the information is provided, the first two years in an easily accessible place.

   o Maintaining in an easily accessible place a current copy of this Code of Ethics and a copy of each Code of Ethics effective for the preceding five-year period.

   o Maintaining records of any violations of this Code and sanctions for such violations in an easily accessible place for at least five years after the end of each calendar quarter in which the violations occurred.

   o Maintaining copies of reports to the Board of Directors regarding this Code for at least five years after the end of the calendar year in which they are made, the first two years in an easily accessible place.

VIII. Annual Report and Certification to the Board

      At least once a year ISI Code of Ethics personnel will provide the Board of Directors of ISI and any registered investment companies for which it provides investment management services with a written report describing any issues arising from this Code of Ethics or related procedures since the last report, including but not limited to:

   o Information about material violations of the Code or procedures, or violations that are material in the aggregate;

   o  Sanctions imposed in response to these violations;

   o Information about any other significant conflicts of interest that arose involving personal investment policies;

   o  Proposed amendments and modifications to the Code.

      In connection with the annual report, ISI will also certify to each investment company's Board of Directors that it has adopted and implemented such procedures as it believes are reasonably necessary to prevent violations to this Code of Ethics.


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

IX.   Gifts

      The following policies do not apply to personal gifts between employees, or to personal gifts between an employee and a family member or personal friend that are given or received outside of business related setting.

A.    Gifts Received by Staff Members
      -------------------------------

      An employee may not accept any gift (including gifts of tickets to sporting events or theatre where the person providing the entertainment is not present) other than gifts of nominal value (under $100) from any one person in any one year. Under no circumstances may an employee accept a gift of cash.

B.    Entertaining Clients
      --------------------

      Employees may engage in normal and customary business entertainment (such as business meals, sporting events and shows) provided that the employee is present for an event.

X.    Policy Statement on Insider Trading

      The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or the communication of material nonpublic information to others. Information is deemed to be "material" if there is a substantial likelihood that a reasonable investor would consider the information important in making his or her investment decision. Information is "nonpublic" when it is not generally available to ordinary investors in the marketplace.

      While the law concerning insider trading is not static, it is generally understood that the law prohibits:

   1. Trading by an insider while in possession of material nonpublic information, or
   2. Trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or
   3. Communicating material nonpublic information to others.

      ISI believes that in addition to obeying the law, all employees have the moral and ethical obligation to preserve and protect the integrity and reputation of the firm and the securities industry in general. We must also make every effort to conduct ourselves in such a manner as to avoid even the appearance of impropriety. Anyone who believes they have received inside information should immediately seek the advice of ISI Code of Ethics personnel. ISI also encourages every


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

      employee who believes he or she has information regarding the communication of, or trading upon, inside information to bring such information immediately to the attention of ISI Code of Ethics personnel, who will hold the source of all such information in strictest confidence.

XI.   Introduction to Insider Trading

      International Strategy & Investment Inc. ("ISI") is registered as an investment adviser with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). Section 204A of the Advisers Act requires an investment adviser to establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of its business, to prevent the misuse, in violation of the federal securities laws, of material, nonpublic information by the adviser or any associated person with it. This policy regarding insider trading is designed to satisfy the obligations of ISI set forth in Section 204A.

A.    Introduction
      ------------

      Due to the nature of its business, ISI may have access to material nonpublic information about an entity that issues securities (a "Company"). ISI forbids any officer, director, employee of ISI (collectively, "Employees") from trading, either personally or on behalf of others, including client accounts managed by ISI, while in possession of material nonpublic information, and forbids Employees from communicating material nonpublic information to others in violation of the law. Collectively, this conduct is frequently referred to as "insider trading." ISI's Insider Trading Policy applies to all Employees and extends to activities within and outside their duties to ISI.

      The elements of insider trading are discussed below.

B.    Who is an Insider?
      ------------------

      The concept of "insider" is broad. It includes officers, directors and employees of a Company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a Company's affairs and/or advises or otherwise performs services for the Company and as a result is given access to information solely for the Company's purposes. A temporary insider can include, among others, a Company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. An Employee of ISI, for example, could become a temporary insider to a Company because of ISI's and/or the Employee's relationship to the Company (e.g., an Employee who has contact with Company executives). According to the U.S. Supreme Court, a Company must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider or temporary insider.


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

C.    What is Material Information?
      -----------------------------

      Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a security. Information that Employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

D.    What is Nonpublic Information?
      ------------------------------

      Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

E.    What is Tipping?
      ----------------

      Tipping involves providing material nonpublic information to anyone who might be expected to trade while in possession of that information. An Employee may become a "tippee" by acquiring material nonpublic information from a tipper, which would then subject the Employee-tippee to the requirements of this Insider Trading Policy.

F.    What are the Penalties?
      -----------------------

      Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include: civil injunctions; disgorgement of profits; fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided; and jail sentences.

G.    What are the Procedures?
      ------------------------

      The following procedures have been established to aid Employees in avoiding insider trading, and to aid ISI in preventing and detecting insider trading. Every Employee must follow the procedures below or risk serious sanctions, including


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

      possible dismissal, substantial personal liability and criminal penalties. No Employee should independently make decisions concerning the applicability of the Insider Trading Policy. All questions and issues concerning insider trading must be brought to the attention of the Compliance Officer. An Employee should promptly notify the Compliance Officer (and no other Employee) if he or she believes that he or she is in possession of material, nonpublic information, or otherwise believes that a security should be placed on a Restricted List (see below).

   1. Identification and Prevention of Insider Information

      An Employee that believes that he or she is in possession of information that is material and nonpublic, or has questions as to whether the information is material and nonpublic, should take the following steps:

            (i) Report the matter immediately to the Compliance Officer, who shall document the matter;

            (ii) Do not purchase or sell the securities on behalf of himself or others;

            (iii) Do not communicate the information inside or outside ISI other than to the Compliance Officer.

      ISI will establish a restricted list, should the Compliance Officer become aware of material inside information. Decisions about whether to place restrictions on a security shall be made by the Compliance Officer.
      Restrictions on such securities also extend to options, rights and warrants relating to such securities. When a security is restricted, all new trading activity of such security shall cease, unless approved in writing by the Compliance Officer. The Compliance Officer shall remove a security from restriction if the Compliance Officer determines that no insider trading issue remains with respect to such security (for example, if the information becomes public or no longer is material).

   2. Restricting Access to Material Nonpublic Information

      Information in the possession of an Employee that the Employee has identified as material and nonpublic may not be communicated to anyone, including persons within ISI, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed, access to computer files containing material nonpublic information should be restricted, and relevant conversations should take place behind closed doors.

   3. Preventing and Detecting Insider Trading

      After the Compliance Officer reviews an insider trading issue, the Compliance Officer may instruct or permit the Employee (i) to continue the prohibitions against trading and communication (and thereby the Compliance Officer will place the security on a Restricted List), (ii) to trade the security and/or communicate the information, or (iii) to take such other action as the Compliance Officer deems appropriate.

      To detect insider trading, the Compliance Officer will review the confirmations and monthly account statements for any accounts which an Employee maintains at any other brokerage firms, and will advise Employees of the Insider Trading Policy and their obligations in connection therewith. Each Employee is also required to complete an acknowledgement that such Employee has read and agrees to the Insider Trading Policy. The Compliance Officer will compare the trading activity reports with the confirmations and monthly account statements for any accounts, which an Employee maintains at any other brokerage firms. All insider trading matters shall be fully documented by the Compliance Officer. Any investigations that are initiated also must be documented. At a minimum, an investigation record should include: (a) the name of the security; (b) the date the investigation commenced; (c) an identification of the account(s) involved; and (d) a summary of the investigation disposition. The underlying investigative records, including any analyses, inter-office memoranda and employee statements should also be made available upon request to any federal or state regulatory body to whose laws and rules ISI is subject.

XII.  Anti-Money Laundering

A.    Overview
      --------

      On October 26, 2001, President Bush signed into law the "Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001" (the "USA PATRIOT Act"). The USA PATRIOT Act amends the Bank Secrecy Act (the "BSA") to require, among other things, that "financial institutions" adopt compliance programs to guard against money laundering activities.

      Money laundering is the process by which those involved in criminal activities conceal the source and disguise the nature of illicit funds by making them appear legitimate. The process generally involves three stages:

      o Placement - Placing illicit funds into the financial system by converting those funds into some other financial instrument or medium;

      o Layering - Separating illicit funds from their source by involving those funds in a series of legitimate transactions; and

      o Integration - Involving illicit funds in a series of transactions intended to make it appear that the funds have been derived from a legitimate source.

      As a general matter, the anti-money laundering laws and regulations in the United States:

      o Make it a criminal offense to knowingly, or with willful blindness, engage in financial transactions or to transmit overseas funds that represent the proceeds from an extensive list of specified crimes and/or to engage in financial transactions with certain individuals or entities specifically designated by the U.S. government or who have addresses in certain countries specifically designated by the U.S. government; and

      o Require financial institutions to identify and report certain customer transactions and suspicious customer activity and to create documentation that will allow law enforcement authorities to trace illicit funds back to their illegal origins.

      Under the Bank Secrecy Act and the Currency and Foreign Transactions Reporting Act of 1970 as enforced by the SEC, financial institutions are required to comply with the reporting, record keeping, and record retention requirements for currency and foreign transactions. The requirements govern the payment, receipt, or transfer of currency into and out of the U.S. and certain foreign financial transactions and accounts. Patterns of currency transactions that are less than the reporting requirement but in aggregate exceed it, may also be subject to filing requirements. The requirements are extensive and there are specific definitions for currency and monetary instruments. The Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC") administers and enforces economic and trade sanctions against targeted foreign countries, terrorism sponsoring organizations and international narcotics traffickers based on U.S. foreign policy and national security goals. OFAC acts under Presidential wartime and national emergency powers, as well as authority granted by specific legislation, to impose controls on transactions and freeze foreign assets under U.S. jurisdiction.

      International Strategy & Investment Inc.'s (the "Company" or "ISI") clearing firms and fund administrators will make the appropriate reports regarding all parties listed on any of OFAC's prohibited persons lists or who have an address in a country listed on the OFAC's Sanctioned Countries List who have applied to open an account at which time the account will be closed or restricted from doing transactions. ISI, the clearing firms and the fund administrators must be aware and must be sure never to knowingly be drawn into schemes to assist in money laundering. The Department of Justice can prosecute a firm under sections 1956 and 1957 of Title 18 for assisting or participating in money laundering by customers. Fines up to $500,000 and or imprisonment can result, as well as the seizure of customer funds.

B.    Cash or Currency Transactions Not Permitted
      -------------------------------------------

      Currently, the Company does not accept customer funds (cash or currency). If the Company should accept customer funds in the future, Kim-Marie Hasson, the Designated Compliance Officer ("DCO"), will be responsible for ensuring that representatives are trained to recognize suspicious activity and are informed of the reporting requirements and procedures under the USA Patriot Act.

C.    Transfers of Funds
      ------------------

      ISI's clearing firms and fund administrators are responsible for filing Form 4789 with the IRS for transfers of more than $10,000 in one day for a customer and maintaining records of wire transfers of $3,000 or more as required under Part 103 of the Currency and Foreign Reporting Act.

D.    Principal Designation
      ---------------------

      ISI's DCO will be designated as the individual primarily responsible for its anti-money laundering efforts.

E.    Representative Responsibilities
      -------------------------------

      Every representative or employee of ISI Inc., who opens customer accounts or trades in customer accounts, must report any suspicious activity, as described below, to the DCO. The DCO will determine whether such activity triggers reporting requirements and will file any necessary reports with the appropriate U.S. government agencies.

F.    Monitoring Customer Accounts
      ----------------------------

      The SEC as part of its guidance has published the following risk indicators during the account opening process:

      o The customer wishes to engage in transactions that lack business sense, apparent investment strategy, or are inconsistent with the customer's stated business/strategy.

      o The customer exhibits unusual concern for secrecy, particularly with respect to his identity, type of business, assets or dealings with firms.

      o Upon request, the customer refuses to identify or fails to indicate a legitimate source for his funds and other assets.

      o     The   customer   exhibits  a  lack  of  concern   regarding   risks,
            commissions, or other transaction costs.

      o The customer appears to operate as an agent for an undisclosed principal, but is reluctant to provide information regarding that entity.

      o     The customer has difficulty describing the nature of his business.

      o     The customer lacks general knowledge of his industry.

      o For no apparent reason, the customer has multiple accounts under a single name or multiple names, with a large number of inter-account or third party transfers.

      o The customer is from, or has accounts in, a country identified as a haven for money laundering.

      o The customer, or a person publicly associated with the customer, has a questionable background including prior criminal convictions.

G.    Suspicious Activity
      -------------------

      Personnel who come into contact with Clients who exhibit or engage in suspicious activity are to notify the DCO immediately. Such activity would include the following:

      o The customer account has unexplained or sudden extensive wire activity, especially in accounts that had little or no previous activity.

      o The customer's account shows numerous currency or cashiers check transactions aggregating to significant sums.

      o The customer's account has a large number of wire transfers to unrelated third parties.

      o The customer's account has wire transfers to or from a bank secrecy haven country or country identified as a money laundering risk.

      o The customer's account indicates large or frequent wire transfers, immediately withdrawn.

      o The customer's account shows a high level of account activity with very low levels of securities transactions.

      Clearly, this is not an exhaustive list of suspicious activity. Also note that identifying this type of activity is a fluid undertaking, as money launderers will change techniques to avoid detection. These indicators are, however, suggestive of the types of patterns that may warrant further investigation to determine how the firm should respond.

H.    Training
      --------

      The DCO will conduct periodic training with staff regarding identifying and reporting transactions that may involve money laundering. The training will be conducted as needed to keep the firm's personnel up to date on all anti-money laundering efforts.

I.    Independent Audit Function
      --------------------------

      One a yearly basis, the Chief Financial Officer, will review these procedures, assist the Company in determining how to test these policies and procedures and will review the actions of the DCO to ensure compliance with these anti-money provisions. Any reports produced in connection with such audit will become a part of the permanent books and records of the Company, and will be maintained by the DCO.

J.    Conclusion
      ----------

      Should a transaction involve activity relevant to a possible violation of law or regulation, including any known or suspected violation of federal law, or a suspicious transaction relating to money laundering, such transaction must be reported to the DCO or the Chief Financial Officer who will determine whether a report to a U.S. government agency is necessary, and, if so, will make such report regarding the suspected activity. The DCO will be responsible for reviewing accounts in accordance with these provisions and will be responsible for reporting any suspected activity.

MEMORANDUM

To:    All Personnel

From:  Kim-Marie Hasson

Re:    Anti-Money Laundering Policies, Procedures and Controls

Date:  April 24, 2002
--------------------------------------------------------------------------------

The purpose of this Memorandum is to inform all personnel as required by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001" (the "USA PATRIOT Act") that International Strategy & Investment Inc. (the "Company") has established policies, procedures and controls designed to guard against money laundering activities, and that Kim-Marie Hasson has been appointed as the Designated Compliance Officer ("DCO") for such program.

      All  personnel  are  responsible   for  ensuring   compliance  with  these
      Procedures.

      All questions should be directed to the Designated Compliance Officer.

Persons Prohibited from Being Clients
-------------------------------------

            The following persons are prohibited from becoming Clients:

      o Persons who are named on the Specially Designated Nationals and Blocked Persons ("SDN") List of the Office of Foreign Assets Control ("OFAC");

      o Persons who have an address of record in a country on the OFAC Sanctioned Countries List;

      o Persons who are named on the Control List supplied by the Securities and Exchange Commission or other regulatory agency;

      o     A Foreign Shell Bank; or

      o Persons who are named on any other lists of prohibited persons and entities as may be mandated by applicable law or regulation.

      The DCO will be responsible for keeping current this list of prohibited investors, and providing such current information to employees of the Company and the person who is responsible for reviewing personal information. Employees should contact the DCO if they are unclear about who would be prohibited from becoming a Client of the Company or if they do not believe they have current information or lists that identify the prohibited Clients.

High Risk Investors
-------------------

      The following persons are "High Risk Investors," and may not be accepted as a Client without the prior approval of the DCO:

      A "Covered Person" within the meaning of the Guidance on Enhanced Scrutiny for Transactions that May Involve the Proceeds of Foreign Official Corruption, issued by the Department of the Treasury, et al.;

      A person resident in, or organized or chartered under the laws of, a "Non-Cooperative Jurisdiction," as designated by the Financial Action Task Force on Money Laundering ("FATF");

      A person resident in, or organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the Treasury under
Section 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns; and

      A person who, in the reasonable belief of the Company or the person who is responsible for reviewing personal information, provides funds that originate from, or are routed through, an account maintained at a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction or at a bank organized outside the United States that is barred, pursuant to its banking license, from conducting banking activities with the citizens or local currency of the country that issued such license.

The DCO will be responsible for keeping current this list of High Risk Investors, and providing such current information to employees of the Company and the person who is responsible for reviewing personal information. Employees should contact the DCO if they are unclear about how to identify a High Risk Investor or if they do not believe they have current information or lists that identify the High Risk Investors. The DCO will also maintain a Memorandum describing the factors to consider when the DCO determines whether or not to accept a High Risk Investor.

                    INTERNATIONAL STRATEGY & INVESTMENT INC.

To:   The Compliance Officer

      By my signature below, I represent that I have received, read and understood the Code of Ethics for International Strategy & Investment Inc. ("ISI"), and that I agree to comply with the provisions of such Code.

      I understand and acknowledge that any violation of this Code of Ethics may subject me to disciplinary action, including without limitation, termination of employment, disgorgement of profits, monetary fines and criminal sanctions.

_____________________________________      _____________
Name (Print)                               Date

_____________________________________
Signature

_____________________________________
Title

                                                                       EXHIBIT A

ISI
40 W. 57th Street                                               Tel 212/888-6158
New York, New York 10019                                        Fax 212/486-4655
   Fax 212/486-4655

                           OUTSIDE SECURITIES ACCOUNTS
                           ---------------------------

Employee's Name: ____________________________

Date: _______________________________________

Pursuant to International Strategy & Investment Group Inc.'s ("ISI") Written Supervisory Procedures and NASD Rules--all confirmations and statements of transactions in employee account(s) must be reviewed by the Compliance Director or his/her designee. To facilitate compliance with this requirement each employee must disclose the identity of all securities accounts, including those accounts in which there are positions in any ISI Fund. Transactions in investment company shares ("mutual funds") and unit investment trusts are exempt from this requirement, except those transactions that occur in any ISI Mutual funds.

Outside Securities Accounts

ACCOUNT TITLE           ACCOUNT NUMBER       FIRM NAME & ADDRESS     DATE OPENED

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The Compliance Department will arrange for duplicate monthly statements and confirmations to be mailed to: Chief Compliance Officer, International Strategy & Investment Inc., 40 West 57th Street, 18th Floor, New York, NY 10019.

Definitions:

For purposes of the above, an employee account shall include accounts of: (a) an employee, (b) an employee's spouse, (c) children of employee's and the children's spouses, provided that they reside in the same household with, or are financially dependant upon, the employee, (d) and any other account in which the employee has a beneficial interest or over which he/she has control, including the power, directly or indirectly, to make investment decisions.

Employee's Signature:  ______________________________  Date:  ______________

                    INTERNATIONAL STRATEGY & INVESTMENT INC.